United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2011
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2011 annual meeting of the stockholders of OXiGENE, Inc. (the “Company”) was held on October 31, 2011 at the Company’s offices in South San Francisco, California. Of the 14,435,245 shares of the Company’s common stock entitled to vote at the meeting, 9,669,587 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.
     1. The Company’s stockholders elected five members to the Board of Directors to hold office until the 2012 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Tamar D. Howson	1,883,567	57,355	7,728,665
Peter J. Langecker	1,886,990	53,932	7,728,665
Gerald McMahon	1,892,529	48,393	7,728,665
William D. Schwieterman	1,888,310	52,612	7,728,665
Alastair J.J. Wood	1,889,678	51,244	7,728,665
     2. Approval of amendments to the OXiGENE, Inc. 2005 Stock Plan, as amended.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,803,713	114,665	22,544	7,728,665

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,950,619	436,463	282,505	0
Item 8.01 Other Events.
     The Company’s Board of Directors has appointed Peter J. Langecker, M.D., Ph.D., the Company’s President, Chief Executive Officer and an existing director, as Chairman of the Board of Directors effective upon the conclusion of the 2011 annual meeting. The Company’s Board of Directors has also approved the following changes to its committees and set the number of directors at five, all of which became effective upon the conclusion of the 2011 annual meeting: Audit Committee - Tamar D. Howson, William D. Schwieterman and Gerald McMahon (Chair); Nominating and Governance Committee - William D. Schwieterman (Chair), Tamar D. Howson and Gerald McMahon; and Compensation Committee - William D. Schwieterman, Tamar D. Howson (Chair) and Gerald McMahon.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1@	OXiGENE, Inc. 2005 Stock Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Form S-8 filed on October 31, 2011).

@	Management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.
Date: November 2, 2011	By:	/s/ Peter J. Langecker
Peter J. Langecker
Chief Executive Officer